Exhibit 10.4H

SECOND AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of February 29, 2012, by and between ATEL VENTURES, INC., as agent for its affiliated funds under an Intercompany Agency and Power of Attorney Agreement dated as of April 30, 2010, a California corporation (“Lender”), and COMPLETE GENOMICS, INC., a Delaware corporation (“Borrower”).

RECITALS

A. Lender and Borrower have entered into that certain Loan and Security Agreement No. COMPX, dated as of December 17, 2010 (as amended from time to time, including by that certain First Amendment to Loan and Security Agreement No. COMPX, dated as of March 25, 2011, as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Lender has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has informed Lender that it expects to be in default of the covenant set forth in Section 6.2(ii) of the Loan Agreement for Borrower’s 2011 fiscal year for failing to deliver an unqualified opinion, from an independent certified public accounting firm reasonably acceptable to Lender, on the financial statements to be delivered pursuant thereto (the “Expected Default”).

D. Borrower has promptly notified Lender, pursuant to Section 6.8 of the Loan Agreement, of the creation of a new subsidiary, Complete Genomics International, Inc., and is willing to take any such actions as may be reasonably required by Lender according to the terms therein.

E. Borrower has requested that Lender amend the Loan Agreement to (i) waive the Expected Default and (ii) make certain revisions to the Loan Agreement as more fully set forth herein.

F. Borrower and Lender have agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 1.1 (Definitions). The following terms and their respective definitions hereby are added to Section 1.1 of the Loan Agreement as follows:

“Second Amendment Effective Date” means February 29, 2012.

2.2 Section 1.1 (Definitions). The defined term “Permitted Investments” in Section 1.1 of the Loan Agreement hereby is amended by deleting the term “and” as it appears at the end of subsection (h) thereof; deleting the period at the end of subsection (i) thereof and replacing it with the phrase “; and”; and adding a new subsection (j) thereto to read as follows:

“(j) Investments in Borrower’s wholly owned subsidiary, Complete Genomics International, Inc., not to exceed One Hundred Thousand Dollars ($100,000) at any time.”

2.3 Lender hereby waives the Expected Default.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Lender may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Lender to enter into this Amendment, Borrower hereby represents and warrants to Lender as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except as previously disclosed in writing to Lender and except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b), no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Lender on the Effective Date, or thereafter are true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness. This Amendment shall be deemed effective upon (i) the due execution and delivery to Lender of this Amendment by each party hereto; and (ii) Borrower’s payment of all Lender’s Expenses incurred through the date of this Amendment, if any.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

LENDER:		BORROWER:

ATEL VENTURES, INC., as Agent		COMPLETE GENOMICS, INC.

By:	/s/ Paritosh K. Choksi	By:	/s/ Ajay Bansal
Name:	Paritosh K. Choksi	Name:	Ajay Bansal
Title:	Executive Vice President	Title:	Chief Financial Officer

Second Amendment to Loan and Security Agreement ||